UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 2, 2010 (June 28, 2010)
UNILIFE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34540	27-1049354

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

633 Lowther Road, Lewisberry, Pennsylvania	17339

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (717) 938-9323
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In connection with the resignation of Mr. Calvert, as reported in our Current Report on Form 8-K filed on June 14, 2010, on June 28, 2010, Unilife and Mr. Calvert entered into a Separation Agreement and General Release (the “Separation Agreement”), a copy of which is attached as an exhibit to this Current Report. Under the Separation Agreement, Unilife and Mr. Calvert have agreed that Mr. Calvert will receive severance benefits consisting of six months of his annual salary, paid in installments, and payment for the cost of his COBRA health care continuation coverage for six months. These severance benefits are being provided by us in return for Mr. Calvert providing a general release of claims against Unilife. Pursuant to the terms of Mr. Calvert’s employment agreement, he has agreed to abide by certain confidentiality and noncompetition covenants following his employment.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
10.1	Separation Agreement and General Release between Unilife Corporation and Daniel Calvert

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Unilife Corporation
Date: July 2, 2010	By:	/s/ Alan Shortall
Alan Shortall
Chief Executive Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

10.1	Separation Agreement and General Release between Unilife Corporation and Daniel Calvert.